As filed with the Securities and Exchange Commission on August 11, 2003
Registration No. 333-41274

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
Post-Effective Amendment Number 3 to
 FORM S-2
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MIDWEST MEDICAL INSURANCE
HOLDING COMPANY

(Exact name of registrant as specified in its Charter)

State or other jurisdiction of incorporation or organization: Minnesota
Primary Standard Industrial Classification Code Number: 6749
IRS Employer Identification Number: 41-1625287

7650 Edinborough Way, Suite 400
Minneapolis, MN 55435, (952) 838-6700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David P. Bounk, President
Midwest Medical Insurance Holding Company
7650 Edinborough Way, Suite 400
Minneapolis, MN 55435, (952) 838-6700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:
Ross C. Formell, Esq.
Best & Flanagan LLP
4000 U.S. Bank Place
601 Second Avenue South
Minneapolis, MN 55402

     Approximate date of commencement of proposed sale of the securities to the public: As soon as possible after the effective date of this registration statement. If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered	Per Unit	Price	Fee

Class C Common Stock	2,900 shares	$0 (1)	$0 (1)	$0

(1)	Shares are issued to new policyholders without consideration.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.